UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2007

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In a January 19, 2007 press release, R&G Financial Corporation, San Juan, Puerto Rico (“RGF” or the “Company”), announced that it has appointed Rafael Saldaña as President of R-G Crown Bank, the Company’s wholly-owned Florida-based federal savings bank subsidiary. The action taken by the Board of Directors of R-G Crown Bank follows the appointment of Mr. Rolando Rodriguez as President and Chief Executive Officer of RGF, which became effective January 1, 2007. Mr. Rodriguez will continue to serve as Chief Executive Officer of R-G Crown Bank. R-G Crown Bank requested and received the non-objection of the Office of Thrift Supervision for Mr. Saldaña’s appointment.

Mr. Saldaña, age 46, has over 25 years experience in the financial services industry. From 2004 until March 2006, Mr. Saldaña served as Managing Director of R-G Premier Bank’s International Division in Casselberry, Florida. Following a six-month break, he was hired as Executive Vice President and Business Director of R-G Crown Bank in September 2006. From 2003 to 2004, Mr. Saldaña served as Executive Vice President and Commercial Director at Banco Santander in San Juan, Puerto Rico. Mr. Saldaña served as Business Director, Hispanic Markets, at Capital One Financial Corporation in Tampa, Florida from 2001 to 2003. Mr. Saldaña previously served as Vice President and General Manager at Fingerhut Co. / Federated Department Stores in Minnetonka, Minnesota from 1999 to 2001; Senior Vice President at Fleet Financial Group in Boston, Massachusetts from 1998 to 1999; Senior Vice President and Group Executive for Wachovia Corporation in Winston-Salem, North Carolina from 1996 to 1998 and Senior Vice President and Commercial Director at Banco Santander in San Juan, Puerto Rico from 1990 to 1996. Mr. Saldaña received his undergraduate degree in Economics from the University of Puerto Rico and his MBA specializing in Accounting, Finance, Operations and Industrial Relations from the Kellogg School of Management, Northwestern University.

Item 9.01 Financial Statements And Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not Applicable.

(d)	Exhibits.

99.1    Press Release issued on January 19, 2007 by R&G Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: January 19, 2007

	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer